Exhibit 99.1

NEWS RELEASE
5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel: (703) 329-9400
Fax: (703) 329-8187
www.analex.com	Release:	IMMEDIATE
	For:	ANALEX CORPORATION
(Symbol: NLX)

Contact:	Amber Gordon
(703) 329-9400

ANALEX ANNOUNCES 1st QUARTER 2005 FINANCIAL RESULTS

Revenue up 71%; Operating Income up 226%

Alexandria, VA, April 27, 2005 – ANALEX CORPORATION (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today reported first quarter 2005 revenue of $28.4 million, a 71% increase over first quarter 2004 revenue of $16.6 million. Operating income, as measured by earnings before interest and taxes or EBIT, increased to $2 million, a 226% increase over 2004.

This increase in revenue for the quarter is attributable to strong organic growth as well as the acquisition of BAI in May 2004. Excluding the contribution of the BAI acquisition, organic revenue growth for the quarter was 18% as compared to the first quarter 2004. Operating income, or earnings before interest and taxes (EBIT), increased 226% to $2 million as compared to the first quarter of 2004, while earnings before interest, taxes, depreciation, and amortization (EBITDA) increased by 220%, from $0.8 million to $2.6 million. EBITDA margins increased to 9.2% from 4.9% last year. The 18% revenue growth, performance of the BAI acquisition and cost containment all contributed to the significant increase in EBITDA margins.

These positive results are a reflection of the underlying strength of Analex’s core business as well as the synergies realized from the BAI acquisition. In the quarter, the company experienced certain non-cash charges of $1.4 million associated with acquisition financing activities which caused negative net income to the common stockholders. The net loss for the quarter was ($647,300), or ($0.04) per share of common stock representing a 45% improvement from a net loss of $1.2 million or ($0.09) per share on a fully-diluted basis in 2004.

Sterling Phillips, Analex’s Chairman and CEO, stated, “Analex’s first quarter results reflect the successful execution of our business strategy. Strong organic growth and the BAI acquisition improved the top line while simultaneously contributing to improvement in our margins and earnings. Demand for our services continues to be strong based upon our past performance and our commitment to providing our clients with superior quality and value. We are confident that our recent acquisition of ComGlobal will further expand our presence and capabilities in the federal marketplace.”

Cash flow from operations improved significantly in the quarter. Net cash provided by operations was $2.9 million as compared to net cash used of $1.3 million for the same period in 2004. Bank debt was $3.9 million at March 31, 2005, a reduction of $2.7 million from December 31, 2004. Analex remains compliant with the financial covenant requirements of its credit facility.

Analex: Announces 1st Qtr Financial Results	Page 2

April 27, 2005

Webcast Today

The Company has scheduled a webcast / conference call for 11:00 a.m. (ET), today, during which management will make a brief presentation regarding first quarter results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet by logging on to Analex’s website at www.analex.com at the scheduled time and following the sign-in instructions. A replay will be available over the Internet and can be accessed on Analex’s website. The replay of the conference call and question / answer session will also be available after 1:00 p.m. (ET) today. The replay will be available through May 27, 2005 via telephone at 888-286-8010 (replay Pass Code: # 53246564). The International dial-in replay number is 617-801-6888.

About Analex

Analex specializes in providing information technology, systems engineering, security services and intelligence services in support of the U.S. Government. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, and designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. Government. The Company’s stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311. The Company can be found on the Internet at www.analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES FOLLOW

Analex: Announces 1st Qtr Financial Results	Page 3

April 27, 2005

ANALEX CORPORATION

Selected Financial Data

(unaudited)

	Three Months Ended March 31,		% Change
	2005	2004
Revenue	$28,438,200	$16,631,700	71%
Costs of revenue	23,625,900	14,051,400
SG&A	2,277,900	1,804,000
Amortization	490,500	149,200

Operating costs and expenses	26,394,300	16,004,600

Operating income	2,043,900	627,100	226%

Total interest expense, net	(763,000)	(685,300)

Income (loss) from continuing operations before income taxes	1,280,900	(58,200)
Provision for income taxes	614,800	(74,700)

Income from continuing operations	666,100	16,500
Net income (loss) from discontinued operations	23,600	(28,600)

Net income (loss)	689,700	(12,100)

Dividends on Series A convertible preferred stock	(221,900)	(225,000)
Dividends on Series B convertible preferred stock	(177,600)	—
Accretion of convertible preferred stock	(937,500)	(937,500)

Net (loss) available to common shareholders	$(647,300)	$(1,174,600)	45%

Net income (loss) attributable to common shareholders per share:
Continuing operations
Basic	$(0.04)	$(0.09)

Diluted	$(0.04)	$(0.09)

Discontinued operations
Basic	$0.00	$0.00

Diluted	$0.00	$0.00

Net income (loss) available to common shareholders:
Basic	$(0.04)	$(0.09)

Diluted	$(0.04)	$(0.09)

Weighted average shares:
Basic	15,423,286	13,045,182

Diluted	15,423,286	13,045,182

Analex: Announces 1st Qtr Financial Results	Page 4

April 27, 2005

Reconciliation of Non-GAAP Measures:

Reconciliation of Operating Income (EBIT) to EBITDA:

	Three Months Ended March 31,		% Change
	2005	2004
EBIT	$2,043,900	$627,100	226%
EBIT Margin	7.19%	3.77%

Amortization	490,500	149,200

Depreciation	82,000	40,300

EBITDA	$2,616,400	$816,600	220%
EBITDA Margin	9.20%	4.91%

	Balance Sheet Data
	March 31, 2005	December 31, 2004
Current assets	$22,695,700	$23,422,400
Fixed assets, net	1,366,100	1,434,700

Goodwill, contract rights, and other intangibles, net	49,040,800	49,538,700
Other non-current assets	499,600	526,300

Total assets	$73,602,200	$74,922,100

Current liabilities	$16,837,700	$18,827,300
Long-term liabilities	7,496,700	7,142,600

Total liabilities	$24,334,400	$25,969,900
Convertible preferred stock	$16,923,800	$15,986,300
Shareholders’ equity	$32,344,000	$32,965,900

Total liabilities, convertible preferred stock and shareholders’ equity	$73,602,200	$74,922,100

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